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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the ManTech International Corporation Management Incentive Plan of our report dated April 26, 1999, except for Note 16, as to which the date is June 7, 1999, and Note 15, as to which the date is November 15, 2001, relating to the consolidated financial statements of ManTech International Corporation, which appears in the 2002 Registration Statement on Form S-1 (File No. 333-73946) of ManTech International Corporation. We also consent to the incorporation by reference of our report dated April 26, 1999 relating to the financial statemnt schedule, which also appears in such Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

McLean, Virginia
February 27, 2002

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